Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (to be filed on June 2, 2026) on Form S-8 with the U.S. Securities and Exchange Commission of QDM International Inc. and its subsidiaries (the “Company”) of our report dated July 10, 2025 relating to our audits of the consolidated financial statements as of March 31, 2025 and 2024, and for each of the years in the two-year period ended March 31, 2025, which appears in the Annual Report on Form 10-K of the Company for the year ended March 31, 2025. Our report was subsequently dual-dated for the effects of a reverse stock split disclosed in Note 8 as to which the date is October 1, 2025 and which appears in Amendment No.4 to the Registration Statement on Form S-1 (No. 333- 283175) of QDM International Inc.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement on Form S-8.

/s/ ZH CPA, LLC

Denver, Colorado

June 2, 2026

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us